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STATE OF NORTH CAROLINA (NC SEAL) Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, Rufus L. Edmisten, Secretary of State of the State of
North Carolina, do hereby certify the following and hereto attached to be a true copy of

            ARTICLES OF AMENDMENT
                     OF
            BRENDLE'S INCORPORATED

the original of which was filed in this office on the 27th day of April, 1994.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 27th day of April, 1994.

  (Seal)
                               (signature of Rufus L. Edmisten)
                                  Secretary of State

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                         ARTICLES OF AMENDMENT
                                  TO
                     THE ARTICLES OF INCORPORATION
                                  OF
                        BRENDLE'S INCORPORATED

    The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its articles of incorporation.

    1. The name of the corporation is Brendle's Incorporated.
    2. The following amendment to the articles of incorporation of the corporation was adopted by its Board of Directors on the 20th day of April,

1994, pursuant to Section 55-14A-01 of the North Carolina General Statutes, and as required by Section 12.3 of the Corporation's First Amended Joint Plan of Reorganization dated November 10, 1993 and modified December 13, 1993, as filed with the United States Bankruptcy Court for the Middle District of North
Carolina:

    That the Articles of Incorporation of the Corporation be amended by adding the following new paragraph 11:

           11. At all times prior to May 2, 1995, the Corporation shall be prohibited from issuance of non-voting equity securities.
   3. These Articles of Amendment will become effective upon filing.

   THIS the 26 day of April, 1994.


                                  BRENDLE'S INCORPORATED
                                  BY: (signature of Douglas D. Brendle)
                                             President